UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

NEXMETALS MINING CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation)

001-42750	N/A
(Commission File Number)	(IRS Employer Identification No.)

3123-595 Burrard Street Vancouver, British Columbia, Canada	V7X 1J1
(Address of principal executive offices)	(Zip Code)

(604) 770-4334

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	NEXM	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Morgan Lekstrom from the Board

On February 9, 2026, Morgan Lekstrom resigned from the board of directors (the “Board”) of NexMetals Mining Corp. (the “Company”), effective immediately. Mr. Lekstrom’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with his resignation from the Board, the Company entered into a consulting services agreement with Mr. Lekstrom dated February 9, 2026 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Lekstrom will provide advisory and consulting services to the Company on an as-needed basis as an independent contractor.

Under the terms of the Consulting Agreement, Mr. Lekstrom is entitled to an hourly consulting fee of CA$500, invoiced monthly and payable within ten days of receipt. Reasonable expenses may be reimbursed if pre-approved by the Company. The Consulting Agreement will terminate on November 18, 2026, unless earlier terminated by either party in accordance with its terms. The Consulting Agreement includes customary provisions relating to confidentiality, intellectual property ownership, indemnification, and non-conflict obligations.

The Consulting Agreement was entered into pursuant to the terms of a previously disclosed transition arrangement between the Company and Mr. Lekstrom. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Reappointment of Sean Whiteford to the Board

Concurrently with Mr. Lekstrom’s resignation from the Board, Sean Whiteford, the Company’s Chief Executive Officer, was reappointed to the Board on February 9, 2026, to fill the vacancy. There is no arrangement or understanding between Mr. Whiteford and any other person pursuant to which Mr. Whiteford was appointed as a director. No changes have been made to that certain Consulting Services Agreement dated January 14, 2026, by and between the Company, Elkam Consulting Ltd. and Mr. Whiteford, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 20, 2026. Please refer to the Company’s Current Report on Form 8-K filed on January 20, 2026 for further details.

Item 8.01 Other Events.

On February 2, 2026, the Company issued a press release announcing the appointment of David Eichenberg as Vice President, Geology. On February 9, 2026, the Company issued a press release announced the resignation of Morgan Lekstrom from the board of directors and the reappointment of Sean Whiteford to the Board. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 2, 2026
99.2	Press Release dated February 9, 2026
10.1	Consulting Services Agreement dated February 9, 2026 between the Company and Morgan Lekstrom
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMETALS MINING CORP. (Registrant)

By:	/s/ Brett MacKay
Brett MacKay
Chief Financial Officer

Date: February 13, 2026